The Allied Defense Group, Inc.

THE ALLIED DEFENSE GROUP ANNOUNCES SECOND QUARTER 2009
FINANCIAL RESULTS

VIENNA, Va., August 13, 2009 — The Allied Defense Group, Inc. (NYSE Amex: ADG), a multinational defense company focused on the manufacture, sale and distribution of ammunition and ammunition-related products for use by the U.S. and foreign governments, today announced results for the quarter ended June 30, 2009.

Highlights:

•	Revenue of $47.4 million, an increase of 18% over the second quarter of 2008

•	Net income of $1.2 million compared to net income of $0.9 million during the second quarter of 2008

•	EBITDA* from continuing operations of $3.4 million

•	Funded, committed backlog of $117.9 million as of June 30, 2009

“We have achieved two significant milestones; divesting our last non-core business this month and achieving profitability in the second quarter,” said Major General (Ret) John J. Marcello, President and Chief Executive Officer of The Allied Defense Group. “Our decisions to focus on our core competency in ammunition, rid ourselves of expensive debt, take action to improve the efficiency of our operations and manage our working capital have delivered a transformed business poised to capitalize on the tremendous opportunities ahead of us.”

Business Segment Details:

Mecar SA

•	Revenue of $23.0 million, a decrease of 28.2% from the second quarter of 2008

•	Backlog of $90.8 million as of June 30, 2009

Mecar USA

•	Revenue of $24.4 million, an increase of $16.1 million over the second quarter of 2008

•	Backlog of $27.1 million as of June 30, 2009

Second Quarter Summary

Revenue was $47.4 million in the second quarter of 2009, up 18% over the same period of 2008. Gross margin was 15% in the second quarter of 2009, compared to 17% for the same period in 2008. Lower gross margins in the current quarter resulted from higher sales activities at Mecar USA, a business that, in general, has lower margins than Mecar SA.

Net income from continuing operations was $2.0 million in the second quarter of 2009, compared to a net loss of $0.7 million during the same period of 2008. Diluted earnings per share from continuing operations were $0.24 in the second quarter of 2009, compared to a loss of $0.09 during the same period of 2008. EBITDA from continuing operations was $3.4 million in the second quarter of 2009, compared to $2.8 million during the same period of 2008.

Results from continuing operations in the current period were positively impacted by a $1.2 million gain associated with Mecar SA’s forward exchange contracts. As compared to the year-ago period, selling and administrative expenses declined by 14%, or $0.7 million and interest expense declined by 56%, or $1.3 million. The reduced operating expense reflects the transition of the Company to an ammunition-focused business. The reduced interest expense resulted from the full repayment of the Company’s senior secured convertible notes in January 2009.

Six-Month Summary

Revenue was $78.9 million for the six months ended June 30, 2009, up 18% over the same period of 2008. Gross margin was 15% for the six months ended June 30, 2009, compared to 19% for the same period in 2008.

Net income from continuing operations was $0.6 million for the six months ended June 30, 2009, compared to a net loss of $3.4 million during the same period of 2008. Diluted earnings per share from continuing operations were $0.07 for the six months ended June 30, 2009, compared to a loss of $0.42 during the same period of 2008. EBITDA from continuing operations was $5.0 million for the six months ended June 30, 2009, compared to $4.9 million during the same period of 2008.

As of June 30, 2009, the Company’s firm committed backlog was $117.9 million, compared to $149.4 million as of June 30, 2008.

Cash Flow

At June 30, 2009, the Company had $1.7 million of cash on hand. This is down $178,000 from March 31, 2009.

The Company used $8.9 million of cash in operating activities during the six months ended June 30, 2009 as compared to $20.0 million of cash used during the same period of 2008. Despite an 18% increase in revenue, the cash used from operations during the current period was reduced mainly as a result of lower working capital requirements associated with Mecar USA.

Cash used in investing activities was $0.3 million during the six months ended June 30, 2009 as compared to $1.4 million generated during the same period of 2008. Cash provided by financing activities was $2.2 million during the six months ended June 30, 2009 as compared to $9.1 million generated during the same period of 2008. The reduction in cash provided by financing activities stemmed from lower revolving credit borrowings in the current period at Mecar SA.

“We have carefully managed our cash during the first six months of 2009, including discounting letters of credit and obtaining bank overdraft loans,” said Debbie Ricci, Chief Financial Officer of The Allied Defense Group. “We will continue to take these steps until we secure appropriate working capital solutions.”

Conference Call

The Company will host a conference call to discuss these results today, August 13, 2009, at 4:30
p.m. (ET). To access the conference call, interested parties may call (888) 245-0962 within the
United States or (913) 312-1463 outside the United States. A replay of the call will be available from approximately 7:30 p.m. (ET) today, August 13, 2009, through 11:59 p.m. (ET) on August 20,
2009. To access the replay, please call (888) 203-1112 in the United States, or (719) 457-0820 outside the United States, and enter the following code: 4105359.The Allied Defense Group,
Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Thousands of Dollars, except per share and share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
Revenue		$47,380	$40,322	$78,928	$67,117
Cost and expenses
Cost of sales		40,158	33,484	66,876	54,472
Selling and administrative		4,539	5,275	8,751	10,248
Research and development		580	580	1,072	1,132

	Operating income	2,103	983	2,229	1,265

Other income (expenses)
Interest income		28	251	63	409
Interest expense		(1,040)	(2,351)	(1,904)	(4,041)
Net gain (loss) on fair value of senior convertible notes and warrants		8	706	247	(527)
Gain (loss) from foreign exchange contracts		1,231	(144)	569	(144)
Other-net		(556)	76	(803)	9

		(329)	(1,462)	(1,828)	(4,294)

	Income (loss) from continuing operations before income taxes	1,774	(479)	401	(3,029)
Income tax (benefit) expense		(195)	194	(195)	322

Income (loss) from continuing operations		1,969	(673)	596	(3,351)

Income (loss) from discontinued operations, net of tax
	Gain on sale of subsidiaries	865	-	1,811	113
	Income (loss) from discontinued operations	(1,675)	1,579	(1,565)	849

	Net income (loss) from discontinued operations	(810)	1,579	246	962

NET INCOME (LOSS)		$1,159	$906	$842	$(2,389)

Earnings (Loss) per share — basic:
Net earnings (loss) from continuing operations		$0.24	$(0.09)	$0.07	$(0.42)
Net earnings (loss) from discontinued operations		(0.10)	0.20	0.03	0.12
	Total earnings (loss) per share - basic	$0.14	$0.11	$0.10	$(0.30)

Earnings (Loss) per share — diluted:
Net earnings (loss) from continuing operations		$0.24	$(0.09)	$0.07	$(0.42)
Net earnings (loss) from discontinued operations		(0.10)	0.20	0.03	0.12
	Total earnings (loss) per share - diluted	$0.14	$0.11	$0.10	$(0.30)

Weighted average number of common shares:
Basic		8,085,207	8,021,755	8,082,402	8,017,418
Diluted		8,101,875	8,021,755	8,107,595	8,017,418

The Allied Defense Group, Inc
Calculation of EBITDA from continuing operations
(Unaudited)
(All amounts are in thousands of U.S. Dollars)

		Three months ended June 30,		Six months ended June 30,
		2009	2008	2009	2008
Consolidated Net Income (Loss) from continuing operations		$1,969	$(673)	$596	$(3,351)
Any extraordinary or non recurring gains or losses
	(Gain) loss from fair value of notes and warrants	(8)	(706)	(247)	527
Loss from Sale of Fixed Assets		—	—	—	231
	Non-cash expenses associated with stock compensation expense	145	122	286	304

	Adjusted Net Income (Loss) from continuing operations	$2,106	$(1,257)	$635	$(2,289)
Interest Income		(28)	(251)	(63)	(409)
Interest Expense		1,040	2,351	1,904	4,041
Income tax (benefit) expense		(195)	194	(195)	322
	Depreciation and Amortization Expense	1,046	1,392	2,069	2,702
Any non-cash transactions:
	Foreign currency (gain) loss	(436)	128	527	197
	Adjustments related to Inventory	(290)	57	(97)	171
	Other non-cash charges	178	153	207	153

	Consolidated EBITDA	$3,421	$2,767	$4,987	$4,888

*Earnings before interest, taxes, depreciation and amortization, non-cash stock compensation and payments, non-cash charges that do not result in future cash obligations, any extraordinary or non recurring gains (losses) and any non-cash transactions (EBITDA) is not intended to present a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Nor should Consolidated EBITDA from continuing operations be considered as an alternative to statements of cash flows as a measure of liquidity. Consolidated EBITDA from continuing operations is included herein as means to measure operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies. The measurement of EBITDA from continuing operations, as provided above, is defined in the terms of the Company’s senior secured convertible notes that were repaid in January 2009 and may not reflect EBITDA from continuing operations as calculated by other parties. The above table reconciles GAAP Net Income (Loss) from continuing operations to EBITDA from continuing operations for the reported periods.

The Allied Defense Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Thousands of Dollars, except per share and share data)

		June 30,		December 31,
ASSETS		2009		2008 (a)
Current Assets
Cash and cash equivalents		$1,710		$8,816
Restricted cash		14,272		9,666
Accounts receivable, net		14,403		12,646
Costs and accrued earnings on uncompleted contracts		31,104		21,999
Inventories, net		23,732		21,508
Contracts in progress		6,072		1,469
Prepaid and other current assets		5,516		3,137
Assets held for sale		2,712		4,474
Total current assets		99,521		83,715

Property, Plant and Equipment, net		18,031		19,525

Other Assets		502		459

TOTAL ASSETS	$	118,054	$	103,699

CURRENT LIABILITIES
Current maturities of senior secured convertible notes		$-		$933
Bank overdraft facility		221		381
Current maturities of long-term debt		7,079		2,659
Current maturities of foreign exchange contracts		293		405
Accounts payable		14,841		14,536
Accrued liabilities		18,324		16,099
Customer deposits		27,350		16,731
Belgium social security		2,075		3,522
Income taxes		3,709		3,913
Liabilities held for sale		987		1,316
Total current liabilities		74,879		60,495

LONG TERM OBLIGATIONS
Long-term debt, less current maturities		5,625		6,681
Long-term foreign exchange contracts, less current maturities		581		1,072
Derivative instrument		76		318
Other long-term liabilities		1,310		682
Total long-term obligations		7,592		8,753

TOTAL LIABILITIES		82,471		69,248

CONTINGENCIES AND COMMITMENTS
STOCKHOLDERS’ EQUITY
Preferred stock, no par value; authorized 1,000,000 shares; none issued		-		-
Common stock, par value, $.10 per share; authorized 30,000,000 shares;
issued and outstanding, 8,090,055 at June 30, 2009 and 8,079,509 at
December 31, 2008		809		808
Capital in excess of par value		56,234		55,912
Accumulated deficit		(37,509)		(38,351)
Accumulated other comprehensive income		16,049		16,082
Total stockholders' equity		35,583		34,451

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$	118,054	$	103,699

The Allied Defense Group, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Thousands of Dollars)

			Six Months Ended June 30,
			2009	2008
Cash flows from operating activities
Net Income (loss)			$842	$(2,389)
Less: Gain on sale of subsidiaries			(1,811)	(113)
	Discontinued operations, net of tax		1,565	(849)
				—

Income (Loss) from continuing operations			596	(3,351)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities, net of divestitures:
Depreciation and amortization			2,069	2,702
	Unrealized (gain) loss on forward contracts		(569)	144
Loss on sale of fixed assets			—	231
	Net (gain) loss related to fair value of notes and warrants		(247)	527
	Provision for estimated losses on contracts		17	43
	Provision for warranty reserves, uncollectible accounts and inventory obsolescence		(194)	383
	Common stock and stock option awards		226	178
Deferred director stock awards			60	36
	(Increase) decrease in operating assets and increase (decrease) in liabilities, net
	of effects from discontinued businesses
	Restricted cash		(4,409)	5,132
	Accounts receivable		(1,708)	(7,126)
	Costs and accrued earnings on uncompleted contracts		(8,726)	(25,071)
	Inventories		(2,155)	(5,559)
	Contracts in progress		(4,603)	(2,575)
	Prepaid and other current assets		(1,537)	(1,852)
	Accounts payable and accrued liabilities		1,829	5,281
	Customer deposits		10,260	8,736
	Deferred compensation		598	26
	Income taxes		(278)	321

		Net cash used in operating activities - continuing operations	(8,771)	(21,794)
		Net cash (used in) provided by operating activities - discontinued operations	(152)	1,822

		Net cash used in operating activities	(8,923)	(19,972)

Cash flows from investing activities
Capital expenditures			(680)	(946)
Net proceeds from sale of subsidiaries			422	2,433
		Net cash (used in) provided by investing activities - continuing operations	(258)	1,487
		Net cash used in investing activities - discontinued operations	—	(59)

		Net cash (used in) provided by investing activities	(258)	1,428

Cash flows from financing activities
Principal payments on senior convertible notes			$(928)	$(481)
Net borrowings (repayments) of debt and capital lease obligations			3,057	9,547
Net cash transferred to discontinued operations			(132)	1,581
Proceeds from employee stock purchases			37	65
Retirement of stock			—	(9)

		Net cash provided by financing activities - continuing operations	2,034	10,703
		Net cash provided by financing activities - discontinued operations	131	(1,621)
		Net cash provided by financing activities	2,165	9,082

Net change in cash of discontinued operations			22	(142)
Effects of exchange rate on cash			(112)	735

		NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,106)	(8,869)
Cash and cash equivalents at beginning of period			8,816	21,651
Cash and cash equivalents at end of period			$1,710	$12,782

About The Allied Defense Group, Inc.

The Allied Defense Group, Inc. is a multinational defense company focused on the manufacture, sale and distribution of ammunition and ammunition-related products for use by the U.S. and foreign governments.

For more information, please visit our web site: www.allieddefensegroup.com.

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

Contact:

Geoff Grande, CFA
FD
P: 617-747-1721
F: 617-897-1511
geoff.grande@fd.com

SOURCE: The Allied Defense Group, Inc.

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